UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2007
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-18443	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On December 11, 2007 Medicis Pharmaceutical Corporation (“Medicis”) and Revance Therapeutics, Inc. (“Revance”) issued a joint press release announcing a transaction pursuant to which Medicis will make an equity investment in Revance and purchase an option to acquire Revance or to license exclusively in North America Revance’s novel topical botulinum toxin type A product currently under clinical development. In consideration for its $20 million investment, Medicis will receive preferred stock equivalent to nearly 10 percent ownership in Revance on a fully diluted basis. The option period will extend through the end of Phase 2 testing in the United States.
     Additionally, Medicis has committed to make further equity investments in Revance of up to $5 million under certain terms and prior to the exercise of the option to acquire Revance or to license exclusively Revance’s topical botulinum toxin type A product in North America. Separately, Medicis and Revance have also agreed to engage in exclusive negotiations regarding a development program relating to the application of Revance’s proprietary drug delivery technology to other agents and selected dermatological targets.
     Prior to the exercise of the option, Revance will remain primarily responsible for the worldwide development of Revance’s topical botulinum toxin type A product in consultation with Medicis in North America. Medicis will assume primary responsibility for the development of the product should consummation of either a merger or a license for topically delivered botulinum toxin type A in North America be completed under the terms of the option. Revance will have sole responsibility for manufacturing the development product and manufacturing the product during commercialization worldwide. Medicis’ right to exercise the option is triggered upon Revance’s successful completion of certain regulatory milestones through the end of Phase 2 testing in the United States. A license would contain a payment upon exercise of license option, milestone payments related to clinical, regulatory and commercial achievements, and royalties based on sales as defined in the license. If Medicis elects to exercise the option, the financial terms for the acquisition or license will be determined through an independent valuation in accordance with specified methodologies.
     A copy of the joint press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Exhibits.
     (d) Exhibits
     99.1 Press Release dated December 11, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2007	Medicis Pharmaceutical Corporation
	By:	/s/ Mark A. Prygocki, Sr.
Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated December 11, 2007